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 MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2017 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2018

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

 Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role                                    Deal Name                                                                                       Series Number                                               Midland Role

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2011-C1                                   Primary Servicer

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2013-GC15                               Special Servicer

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2013-GC17

  Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2014-GC19                               Special Servicer

  Depositor - General Counsel         Citigroup Commercial Mortgage Securities Inc.                            Series 2014-GC21

  Special Servicer of the Newcaster Senior Housing loan under the CGCMT 2014-GC19 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2014-GC23                               Master Servicer

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2014-GC25                               Special Servicer

  Master Servicer of the Stamford Plaza Portfolio loan under the GSM 2014-GC24 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2015-GC27                               Special Servicer

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2015-GC29                               Master and Special Servicer

  Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.

  Special Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE22 PSA from 03/26/15 to 05/20/15.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2015-SMRT                               Master and Special Servicer

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2015-GC31

  Master & Special Servicer of the Dallas Market Center loan under the GSM 2015-GC30 PSA.

  Master & Special Servicer of the Crown Plaza Bloomington and the Selig Office Portfolio loans under the CGCMT 2015-GC29 PSA

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2015-P1

  Master Servicer of the Ascentia MHC loan under the GSM 2015-GC32 PSA.

  Master and Special Servicer of the US StorageMart Portfolio under the CGCMT 2015-SMRT PSA

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2015-GC35                               Master Servicer

  Master Servicer of the Westin Boston Waterfront and South Plains Mall loans under the GSMST 2015-GS1 PSA.

  Special Servicer of 750 Lexington Avenue loan under the GSMST 2015-GC34 PSA

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-GC36

  Master Servicer of Glenbrook Square, Westin Boston Waterfront, South Plains Mall and GSA Portfolio serviced under the GSM 2015-GS1 PSA.

  Special Servicer of the Heinz 57 Center loan serviced under the JPM 2015-JP1 PSA

  Special Servicer of the Double Tree Hotel Universal serviced under the GSM 2015-GC34 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-P3

  Special Servicer of the One Court Square loan under the WFCMT 2015-NXS3 PSA.

  Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-GC37                               Special Servicer

  Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-C1

  Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-P4

  Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-C2                                   Master Servicer

  Master and Special Servicer of the Staybridge Suites Time Square loan under the DBJPM 2016-C3 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-P5                                   Master Servicer

  Master Servicer of the Crocker Park Phase One & Two loan under the CGCMT 2016-C2 PSA.

  Master Servicer of the National Business Park and Hillside Industrial loans under the JPM 2016-JP3 PSA

  Master Servicer of the 132 West 27th St loan under the MS 2016-UBS11 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-C3                                   Master Servicer

  Master Servicer of the College Boulevard Portfolio loan under the CGCMT 2016-P5 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2016-P6                                   Master Servicer

  Master Servicer of the 681 Fifth Avenue loan under the MS 2016-UBS12 PSA.

  Master Servicer of the Quantum Park loan under the CGCMT 2016-C3 PSA

  Master Servicer of the Hyatt Regency Jersey City loan under the CGCMT 2016-P5 PSA.

  Special Servicer on the Fresno Fashion Fair loan under the JPM 2016-C4 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            CD 2017-CD3                                 Master and Special Servicer

  Master Servicer of the 681 Fifth Avenue loan under the MSBAM 2016-UBS12 PSA.

                                              Citigroup Commercial Mortgage Securities Inc.,                            Series 2017-P7

  Master and Special Servicer of the 111 Livingston Street and Parts Consolidation Center loans under the CD 2017-CD3 PSA.

  Special Servicer of the Urban Union Amazon and Broadway Portfolio loans under the CSAIL 2017-C8 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.,                            CD 2017-CD5

  Master and Special Servicer on the Starwood Capital Group Hotel Portfolio under the DBJPM 2017-C6.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.,                            Series 2017-P8

  Master and Special Servicer of the Starwood Capital Group Hotel Portfolio under the DBJPM 2017-C6 PSA.

  Depositor                                Citigroup Commercial Mortgage Securities Inc.                            Series 2017-C4                                   Master and Special Servicer

  Master and Special Servicer of the Station Place III, Capital Centers II & III, and Walgreens Witkoff Portfolio loans under the JPM 2017-C7 PSA.

  Master and Special Servicer of the 50 Varick Street loan under the UBS 2017-C5 PSA.

  Master and Special Servicer of the Chelsea Multifamily Portfolio and Westin Crystal City loans under the CC-UBS 2017-C1 PSA.